Exhibit 10.55 FORM OF TRUST/CUSTODIAL/SAFEKEEPING AGREEMENT (Non-Discretionary) Account # _____________________________________ PRINCIPAL NAME National Education Loan Network, Inc. The Principal, hereby requests Union Bank and Trust Company, in its capacity as trustee (the “Trustee”), to open and maintain an agency account titled in the name of the Principal, subject to the following terms and conditions: 1. The Trustee shall hold in safekeeping all stocks, bonds and other securities from time to time delivered to it or purchased for the Account. In addition thereto, the Trustee shall establish a cash account in which any cash delivered to it or received by it shall be held. 2. The Trustee shall receive payment of income on the securities and investments held in the Account. The Trustee is also authorized at the direction of the Principal to invest both income and principal. The Trustee may receive investment instructions orally or in writing from the Principal. Otherwise, the Trustee shall have no discretion in the management of the Account, and without prior consultation or approval, the Trustee shall make no investment changes other than to keep money temporarily invested in a money market mutual fund offered by the Trustee. The investments in the Account will not be subject to any legal duty as to quality or diversification. The Trustee cannot provide specific investment advice to achieve the Principal objectives and neither endorses nor accepts responsibility for the performance, safety, or suitability of the investments utilized. Principal consents to and approves Trustee's receipt of compensation from any of the funds for services provided by the Trustee which compensation is in addition to the Trustee's fees that Trustee is otherwise entitled to receive under this Agreement. Principal acknowledges that Mutual Fund prospectuses are available from Union Bank and Trust Company representatives, directly from the Mutual Fund website, or upon written request to the Mutual Fund. Principal acknowledges receipt of the disclosure statement provided by the Trustee in connection with the mutual funds which together with the prospectuses will provide full and detailed disclosure of fees charged and the basis on which any compensation received by Trustee from any of the funds is calculated. Principal acknowledges that basis on which such compensation is calculated is reasonable compared to investments in other mutual funds. 3. The Trustee may retain assets held in the Account and is authorized to sell, settle or transfer any securities for the Account with the oral or written direction of the Principal. The Trustee is also authorized to place securities in its nominee name and deliver such securities to a depository for safekeeping.

_X_ACCEPT ____DO NOT ACCEPT The Trustee may be required by federal regulations to supply to the Principal, within five business days, notification of any securities transactions effected on behalf of the Principal. The Principal hereby waives any such right to notification. The Trustee shall make available to the Principal a statement on a quarterly basis showing all receipts and disbursements, along with information concerning the purchase or sale of any securities in the Account. At any time, the Principal may request confirmations within governing regulatory time frames at no additional cost. The Trustee shall execute proxies as Trustee for the Principal. Orders for the purchase and sale of stocks, bonds, mortgages and other securities shall be placed for the Account at the risk of the Principal. The Trustee shall not be responsible for any act or omission of any broker or similar agent whom the Principal may designate or the Trustee may employ, to purchase, sell or perform any act with respect to any stocks, bonds, mortgages and other securities at any time held in the Account. 4. The Trustee shall be paid a fee in accordance with mutually agreed investment directions. The Trustee and Principal may enter into another arrangement for fees upon agreement of both parties. 5. The Agreement may be amended, revoked or terminated at any time, effective upon receipt of written notice by the Trustee from the Principal. The Trustee also reserves the right to amend or terminate this Agreement at any time, such amendment or termination to be effective upon thirty (30) days after mailing of written notice to the Principal. Upon termination, securities, other investments and cash held in the Account shall be delivered by the Trustee to the Principal only upon receiving an appropriate receipt therefore and upon payment to the Trustee of any balance which may be due and owing to the Trustee by the Principal. 6. This account will be governed by the laws of the State of Nebraska. This Agreement shall not be affected by any subsequent disability or incapacity of the Principal. The authority granted in this Agreement shall continue during any period while the Principal is disabled or incapacitated. All such authority shall continue after the death of the Principal until the Trustee shall have received written notice of one or all Principal death. 7. Trustee may rely upon any verbal, email, fax, or written instructions regarding the Account that the Trustee in good faith believes were duly authorized by a Principal. Trustee shall have no duty to maintain contribution records if more than one Principal is involved with this account. 8. The Trustee in no way guarantees the performance or safety of any of the investments purchased for the Account, and such investments do not constitute deposits or obligations of the Trustee. The investments to be purchased in the Account are not insured by the Federal Deposit Insurance Corporation (FDIC), and the principal is not guaranteed or insured. As such, the investments that will be placed into the Account involve certain risks including possible loss of principal. [9. This Agreement supersedes and replaces the Special Investment Directions issued by Principal to Trustee dated June 15, 2017 and undated (with respect to $6 million of unsecured consumer loans), respectively, in connection with the Short Term Federal Investment Trust, Custody and Managing Agency Agreement dated as of July 7, 2005, between Trustee and Principal.]

Signature of Principal Date Accepted by Union Bank and Trust Company, as Trustee Date